PROGRESS SOFTWARE REPORTS FOURTH QUARTER RESULTS

Revenue up 17%; Operating Income and EPS up Sharply

BEDFORD, Mass., December 21, 2004 - Progress Software Corporation (PSC) (Nasdaq: PRGS), a leading supplier of technology to develop, deploy, integrate and manage business applications, today announced results for its fourth quarter ended November 30, 2004. Revenue for the quarter was a record $96.2 million, up 17 percent (12 percent at constant currency) from $82.0 million in the fourth quarter of fiscal 2003. Software license revenue increased 23 percent (19 percent at constant currency) to $36.8 million from $29.9 million in the same quarter last year.

On a generally accepted accounting principles (GAAP) basis, operating income increased 29 percent to $15.9 million from $12.3 million in the fourth quarter of fiscal 2003. Net income increased 23 percent to $10.9 million from $8.8 million in the same quarter last year. Diluted earnings per share increased 22 percent to 28 cents from 23 cents in the fourth quarter of fiscal 2003. These results include after-tax charges for amortization of acquired intangibles of $1.3 million in the fourth quarter of fiscal 2004 and $0.4 million in the fourth quarter of fiscal 2003.

On a pro forma basis, excluding the charges for amortization of acquired intangibles, operating income increased 38 percent to $17.7 million from $12.9 million in the fourth quarter of fiscal 2003. Pro forma net income increased 31 percent to $12.1 million from $9.2 million in the same quarter last year. Pro forma diluted earnings per share increased 29 percent to 31 cents from 24 cents in the fourth quarter of fiscal 2003.

For the twelve months ended November 30, 2004, revenue increased 17 percent (11 percent at constant currency) to $363 million from $309 million in fiscal 2003. On a GAAP basis, operating income increased 26 percent to $46.4 million from $36.8 million in fiscal 2003. Net income increased 19 percent to $32.1 million from $27.1 million in fiscal 2003 and diluted earnings per share increased 14 percent to 82 cents from 72 cents in fiscal 2003. The fiscal 2004 results include after-tax charges for amortization of acquired intangibles of $4.8 million and in-process research and development of $1.8 million. The fiscal 2003 results include after-tax charges for amortization of acquired intangibles of $1.6 million and in-process research and development of $0.1 million.

On a pro forma basis, excluding the charges for amortization of acquired intangibles and in-process research and development, operating income increased 43 percent to $56.0 million from $39.2 million in fiscal 2003. Pro forma net income increased 34 percent to $38.7 million from $28.8 million in fiscal 2003. Pro forma diluted earnings per share increased 29 percent to 99 cents from 77 cents in fiscal 2003.

The company’s cash and short-term investments at the end of the quarter totaled $191 million. During the fourth quarter, the company purchased 46,500 shares of its stock at a cost of $0.9 million. The company’s existing repurchase authorization, under which approximately 10 million shares remain available for repurchase, expires on September 30, 2005.

“During fiscal 2004, initiatives to broaden the markets we serve and accelerate our growth began to pay off in substantial revenue to PSC,” stated Joseph Alsop, co-founder and chief executive officer of PSC.” Our newer companies, DataDirect, ObjectStore and Sonic Software, now account for 30 percent of our software license revenue. We expect total revenue from these newer companies to continue to grow at double-digit rates in fiscal 2005. At the same time, revenue from our OpenEdge™ product line continues to grow, even after factoring in the impact of favorable foreign exchange rates. The latest release of the OpenEdge platform, OpenEdge 10, is being well received and adopted by Progress customers and Application Partners (APs).”

Highlights

Progress Software Corporation acquired Persistence Software, Inc. (Nasdaq: PRSW), the technology and market leader in distributed data access and caching software, in an all-cash transaction for a purchase price of $5.70 per share or approximately $16 million in the aggregate. The agreement was announced in September and closed on November 5th. Persistence is now part of ObjectStore, an operating company of PSC that provides products for real-time data management. http://www.progress.com/company_info/news_views/pressrelease_364540/pritem.ssp?

A number of new and existing customers purchased Sonic ESB (enterprise service bus) and related suite products as the basis of their enterprise service oriented architecture (SOA). BAA Ltd., the operating authority for seven UK airports, including Heathrow, Gatwick and Stansted, selected Sonic ESB as its SOA infrastructure linking operational systems at Heathrow’s Terminal Five. Sonic also closed significant deals with SAIC, Pacific Capital Bancorp, Lexicon Marketing, Bendit GmbH and Northrop Grumman. http://www.sonicsoftware.com/news_events/pressitem/pressrelease_374849/index.ssp?

ObjectStore announced its RFID Accelerator, an easy-to-use, real-time data management solution for Radio Frequency Identification (RFID) applications. RFID Accelerator delivers a complete RFID application development environment featuring an innovative event query language, persistent database for EPC-related data, support for industry-standard RFID readers to collect RFID data, and open interfaces to communicate RFID events to enterprise applications. The product has already been deployed by DABAC, an independent software vendor serving the forestry industry, to track trees and lumber from Germany’s leading forest products companies through the supply chain to the saw mills. This new RFID application improves inventory management and streamlines the financial reconciliation process.

http://www.progress.com/earnings_q404

Significant New Customer and Partner Wins, New Technology Adoptions, and Major Deployments

Significant new partners and customers adopting technology from PSC operating companies, or deploying solutions using PSC technology, include: AltaGas Ltd., American Society for Microbiology, Ameriquest Mortgage Company, Aspen Technology, Inc., Boxstar Limited, C&T Solutions SA de CV, Charter Communications, CSX World Terminals Asia Ltd., Dataware Solutions, Denki-Tsushin University, Dictaphone Corp., Dynamic Aviation Group, Inc., Esaote SpA, F.L.Smidth A/S, Fafard & Freres Ltee, Federaal Planbureau, Garradin Pty Ltd., Gibsoft Computer Systems GmbH, Gunns Limited, Hays Mechanical Services, Inc., Immo Kirsch, Imon Technology Co. Ltd., InterActive Taxi, Intesa Sistemi e Servizi SpA, IRP Solutions Corporation, Logilec, NetAge Solutions GmbH, Personec Oy, Politiezone Grensleie, Seremban Specialist Hospital, Summer Institute of Linguist, Symbol Technologies Limited, Techniker Krankenkasse, The Midland News Association, Timken Industrial Services, Trac Medical Solutions, Inc., U.S. Army 18th Airborne Division, Wyoming Department of Education and ZP Sud-Luxembourg.

Significant existing partners and customers adopting technology from different PSC operating companies, or making substantial additional deployments of PSC technology, include: Albertson’s Department Stores , ANZ Bank, Bank of America, Bank One, Barclays Capital, Blue Cross Blue Shield (Florida), Capital One, CCH Incorporated, General Mills, Inc., The Goldman Sachs Group, Inc., Home Mart de Mexico, SA de CV, ING Minneapolis, Kaiser Permanente, Kras Stervakanties, Mansfield Oil Company, Morgan Sindall PLC, Starwood Hotels & Resorts Worldwide, Inc., The Thompson Corporation, Treasury Board of Canada Secretaria, Verizon and WearGuard.

Business Outlook

The company is providing the following guidance for the first fiscal quarter ending February 28, 2005:

•	Revenue is expected to be in the range of $94 million to $96 million. GAAP operating income is expected to be in the range of $10 million to $11 million, including amortization of acquired intangibles of $2 million.

•	GAAP diluted earnings per share are expected to be in the range of 19 cents to 20 cents.

•	On a pro forma basis, operating income is expected to be in the range of $12 million to $13 million, excluding amortization of acquired intangibles of $2 million.

•	On a pro forma basis, diluted earnings per share are expected to be in the range of 22 cents to 23 cents, excluding approximately 3 cents per share for amortization of acquired intangibles.

The company is providing the following guidance for the fiscal year ending November 30, 2005:

•	Revenue is expected to be in the range of $390 million to $400 million. GAAP operating income is expected to be in the range of $57 million to $60 million, including amortization of acquired intangibles of $8 million.

•	GAAP diluted earnings per share are expected to be in the range of $1.01 to $1.05.

•	On a pro forma basis, operating income is expected to be in the range of $65 million to $68 million, excluding amortization of acquired intangibles of $8 million.

•	On a pro forma basis, diluted earnings per share are expected to be in the range of $1.14 to $1.18, excluding approximately 13 cents per share for amortization of acquired intangibles.

The above business outlook does not include any expense associated with stock-based compensation. The company is currently evaluating the impact of the new accounting pronouncement regarding stock-based compensation which is effective in the company’s fourth quarter of fiscal 2005.

Legal Notice Regarding Pro Forma Financial Information

The company provides pro forma operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, accounting principles generally accepted in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from pro forma measures used by other companies. The company believes that the pro forma results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management of the company uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and for budget and planning purposes. A reconciliation of pro forma adjustments to the company’s GAAP financial results is included in the tables below.

Conference Call

PSC’s conference call to discuss its fourth quarter results will be Webcast live today at 9:00 a.m. Eastern via CCBN on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay.

About Progress Software Corporation

Progress Software Corporation (Nasdaq: PRGS) is a $300+ million global software industry leader. PSC supplies technologies for all aspects of the development, deployment, integration and management of business applications through its operating companies: Progress Software, Sonic Software Corporation, DataDirect Technologies, ObjectStore and PeerDirect. Headquartered in Bedford, Mass., PSC can be reached on the Web at http://www.progress.com or by phone at +1-781-280-4000.

Safe Harbor Statement

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for customer service and technical support, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the company’s ability to penetrate international markets and manage its international operations. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.

Progress and OpenEdge are trademarks or registered trademarks of Progress Software Corporation in the U.S. and other countries. Sonic ESB is a registered trademark of Sonic Software Corporation in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

Progress Software Corporation
Condensed Consolidated Statements of Income

	Three Months Ended
	November 30,	November 30,	Percent
(In thousands except per share data)	2004	2003	Change
Revenue:
Software licenses	$36,798	$29,947	23%
Maintenance and services	59,396	52,046	14%

Total revenue	96,194	81,993	17%

Costs and expenses:
Cost of software licenses	1,990	2,123
Cost of maintenance and services	12,743	13,604
Sales and marketing	38,581	33,771
Product development	15,580	11,891
General and administrative	9,566	7,736
Amortization of purchased intangibles	1,871	606
In-process research and development	—	—

Total costs and expenses	80,331	69,731	15%

Income from operations	15,863	12,262	29%
Other income, net	101	334

Income before provision for income taxes	15,964	12,596	27%
Provision for income taxes	5,108	3,779

Net income	$10,856	$8,817	23%

Earnings per share:
Basic	$0.30	$0.25	20%
Diluted	$0.28	$0.23	22%

Weighted average shares outstanding:
Basic	36,212	35,010	3%
Diluted	38,997	38,629	1%

Pro Forma Condensed Consolidated Statements of Income

	Three Months Ended November 30, 2004			Three Months Ended November 30, 2003
	As	Pro Forma		As	Pro Forma		Percent
(In thousands except per share data)	Reported	Adjustments	Pro Forma	Reported	Adjustments	Pro Forma	Change
Revenue:
Software licenses	$36,798		$36,798	$29,947		$29,947	23%
Maintenance and services	59,396		59,396	52,046		52,046	14%

Total revenue	96,194		96,194	81,993		81,993	17%

Costs and expenses:
Cost of software licenses	1,990		1,990	2,123		2,123
Cost of maintenance and services	12,743		12,743	13,604		13,604
Sales and marketing	38,581		38,581	33,771		33,771
Product development	15,580		15,580	11,891		11,891
General and administrative	9,566		9,566	7,736		7,736
Amortization of purchased intangibles	1,871	$(1,871)	—	606	$(606)	—
In-process research and development	—	—	—	—	—	—

Total costs and expenses	80,331	(1,871)	78,460	69,731	(606)	69,125	14%

Income from operations	15,863	1,871	17,734	12,262	606	12,868	38%
Other income, net	101		101	334		334

Income before provision for income taxes	15,964	1,871	17,835	12,596	606	13,202	35%
Provision for income taxes	5,108	598	5,706	3,779	182	3,961

Net income	$10,856	$1,273	$12,129	$8,817	$424	$9,241	31%

Earnings per share:
Basic	$0.30		$0.33	$0.25		$0.26	27%
Diluted	$0.28		$0.31	$0.23		$0.24	29%

Weighted average shares outstanding:
Basic	36,212		36,212	35,010		35,010	3%
Diluted	38,997		38,997	38,629		38,629	1%

Progress Software Corporation
Condensed Consolidated Statements of Income

	Twelve Months Ended
	November 30,	November 30,	Percent
(In thousands except per share data)	2004	2003	Change
Revenue:
Software licenses	$140,462	$109,666	28%
Maintenance and services	222,200	199,394	11%

Total revenue	362,662	309,060	17%

Costs and expenses:
Cost of software licenses	8,973	8,435
Cost of maintenance and services	52,354	52,599
Sales and marketing	146,171	125,650
Product development	60,371	50,054
General and administrative	38,753	33,080
Amortization of purchased intangibles	7,076	2,290
In-process research and development	2,600	200

Total costs and expenses	316,298	272,308	16%

Income from operations	46,364	36,752	26%
Other income, net	843	1,925

Income before provision for income taxes	47,207	38,677	22%
Provision for income taxes	15,106	11,603

Net income	$32,101	$27,074	19%

Earnings per share:
Basic	$0.89	$0.79	13%
Diluted	$0.82	$0.72	14%

Weighted average shares outstanding:
Basic	36,031	34,217	5%
Diluted	39,010	37,554	4%

Pro Forma Condensed Consolidated Statements of Income

	Twelve Months Ended November 30, 2004			Twelve Months Ended November 30, 2003
	As	Pro Forma		As	Pro Forma		Percent
(In thousands except per share data)	Reported	Adjustments	Pro Forma	Reported	Adjustments	Pro Forma	Change
Revenue:
Software licenses	$140,462		$140,462	$109,666		$109,666	28%
Maintenance and services	222,200		222,200	199,394		199,394	11%

Total revenue	362,662		362,662	309,060		309,060	17%

Costs and expenses:
Cost of software licenses	8,973		8,973	8,435		8,435
Cost of maintenance and services	52,354		52,354	52,599		52,599
Sales and marketing	146,171		146,171	125,650		125,650
Product development	60,371		60,371	50,054		50,054
General and administrative	38,753		38,753	33,080		33,080
Amortization of purchased intangibles	7,076	$(7,076)	—	2,290	$(2,290)	—
In-process research and development	2,600	(2,600)	—	200	(200)	—

Total costs and expenses	316,298	(9,676)	306,622	272,308	(2,490)	269,818	14%

Income from operations	46,364	9,676	56,040	36,752	2,490	39,242	43%
Other income, net	843		843	1,925		1,925

Income before provision for income taxes	47,207	9,676	56,883	38,677	2,490	41,167	38%
Provision for income taxes	15,106	3,096	18,202	11,603	747	12,350

Net income	$32,101	$6,580	$38,681	$27,074	$1,743	$28,817	34%

Earnings per share:
Basic	$0.89		$1.07	$0.79		$0.84	27%
Diluted	$0.82		$0.99	$0.72		$0.77	29%

Weighted average shares outstanding:
Basic	36,031		36,031	34,217		34,217	5%
Diluted	39,010		39,010	37,554		37,554	4%

Progress Software Corporation
Condensed Consolidated Balance Sheets

	November 30,	November 30,
(In thousands)	2004	2003
Assets
Cash and short-term investments	$191,267	$219,131
Accounts receivable, net	63,503	52,065
Other current assets	23,513	22,534

Total current assets	278,283	293,730

Property and equipment, net	40,658	35,572
Goodwill and intangible assets, net	107,287	21,530
Other assets	20,954	16,938

Total	$447,182	$367,770

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$71,037	$63,115
Deferred revenue	106,967	82,614

Total current liabilities	178,004	145,729

Long-term debt	2,200	—
Shareholders’ equity:
Common stock and additional paid-in capital	70,085	53,102
Retained earnings	196,893	168,939

Total shareholders’ equity	266,978	222,041

Total	$447,182	$367,770

Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended
	November 30,	November 30,
(In thousands except per share data)	2004	2003
Cash flows from operations:
Net income	$32,101	$27,074
Depreciation, amortization and other noncash charges	19,123	11,197
Other changes in operating assets and liabilities	21,086	19,409

Net cash flows from operations	72,310	57,680
Capital expenditures	(10,716)	(7,134)
Acquisitions, net of cash acquired	(99,320)	(24,255)
Stock issuances, net of buybacks	8,140	14,645
Other	1,722	1,002

Net change in cash and short-term investments	(27,864)	41,938
Cash and short-term investments, beginning of period	219,131	177,193

Cash and short-term investments, end of period	$191,267	$219,131